Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
China Century Dragon Media, Inc.

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1/A of our reports dated May 14, 2010 related to the consolidated financial statements of China Century Dragon Media, Inc. and Subsidiaries and of the condensed Parent Only financial statements of China Century Dragon Media, Inc. for the years ended December 31, 2009, 2008 and 2007.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

June 29, 2010